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                                                                   Exhibit 3.2

                            CERTIFICATE OF AMENDMENT
            TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                      CCC INFORMATION SERVICES GROUP INC.




     CCC Information Services Group Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation") does hereby certify:

     I. That the Board of Directors of the Corporation, pursuant to Section 141(i) of the General Corporation Law of the State of Delaware (the "Law"), adopted a resolution setting forth the amendment to the Amended and Restated Certificate of Incorporation (the "Certificate") in substantially the form as set forth below, declaring it advisable and submitting it to the stockholders of the Corporation for their consideration of such amendment to the Certificate.

     II.  That at their annual meeting, held on June 28, 2000 pursuant to
     Section 211 of the Law, the stockholders of the Corporation approved the adoption of the amendment to the Certificate in substantially the form as set forth below.

     III. That Article 4.1 of the Amended and Restated Certificate of Incorporation of the Corporation hereby is amended to provide in its entirety as follows:

     "4.1: The total number of shares of stock which the Corporation shall have authority to issue is 40,000,000 shares of Common Stock, having a par value of $.10 per share (the 'COMMON STOCK'), and 100,000 shares of Preferred Stock, having a par value of $1.00 per share (the 'PREFERRED STOCK')."

     IV. That the foregoing amendment to the Certificate was duly adopted in accordance with the provisions of Section 242 of the Law.

                            [SIGNATURE PAGE FOLLOWS]


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IN WITNESS WHEREOF, the Corporation has caused its Executive Vice President to execute this Certificate of Amendment to the Amended and Restated Certificate of Incorporation on its behalf this 30th day of November, 2000.

                                             CCC INFORMATION SERVICES GROUP INC.


                                             By:    /s/ Reid E. Simpson
                                                    ---------------------------
                                             Name:  Reid E. Simpson
                                             Title: Executive Vice President


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